UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 12, 2011

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On September 12, 2011, LMI Aerospace, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association), as administrative agent and as lead lender of a syndicate of financial institutions.  The Credit Agreement amends and restates the Company’s prior credit agreement with Wachovia Bank as agent for a syndicate of financial institutions, dated July 31, 2007 (the "Prior Credit Agreement").

The new Credit Agreement is a $125 million senior secured revolving credit facility that increases, among other things, the borrowing availability to the company from $80 million (under the Prior Credit Facility) to $125 million, subject to a total leverage ratio of three times trailing twelve months of earnings before interest, taxes, depreciation and amortization (“Trailing EBITDA”). It also extends the term from July 31, 2012 (under the Prior Credit Facility) to September 12, 2016.   The new Credit Agreement also increases the maximum  leverage ratio to 3.5 times Trailing EBITDA for each of the four fiscal quarters ending after the Company closes a significant acquisition (for total consideration exceeding $40,000,000) and notifies the lenders of its desire to use the higher leverage ratio.  At the Company’s option, borrowings under the agreement will bear interest at the LIBOR rate plus an applicable margin of 1.75% to 2.75%, or the prime rate of Wells Fargo plus 0.75% to 1.75%, depending in each case upon leverage levels. These rates represent a slight increase over the rates in effect under the Prior Credit Agreement.  Additionally, the new Credit Agreement includes an accordion feature that allows an increase in the availability to $150 million in certain circumstances with the interest rate applicable margin on the increase subject to negotiation.

This description of the terms of the new Credit Agreement is qualified in its entirety by reference to the Credit Agreement which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Section 8 – Other Events

Item 8.01. Other Events.

On September 14, 2011, the Company issued a press release announcing the Credit Agreement.  The text of the press release is attached as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated September 12, 2011.

99.1	Text of press release issued by the Company dated September 14, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 15, 2011

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated September 12, 2011.

99.1	Text of press release issued by the Company dated September 14, 2011.